EXHIBIT 99.1: PRESS RELEASE: July 8, 2013



Power REIT Announces Refinancing of Bridge Loan


OLD BETHPAGE, NY: July 8, 2013. On July 5, 2013, Power REIT's (NYSE MKT: PW) wholly owned subsidiary, PW Salisbury Solar, LLC, refinanced a bridge loan from Hudson Bay Partners, LP ("HBP"), an
affiliate of David H. Lesser, our Chairman and CEO.   The bridge
loan was refinanced from the proceeds of a $750,000 term loan with a large regional bank. The 10-year loan amortizes over a 20-year period and carries a 5.0% interest rate. The balance of the original bridge loan was refinanced with existing working capital.

Proceeds from HBP's bridge loan in December 2012 were used to acquire approximately 55 acres of land located in Salisbury, Massachusetts that is leased on a long-term basis to the largest operational solar farm in New England. HBP waived the step-up in interest rate that was due to occur starting July 1, 2013, resulting in a 5.0% interest rate during the entire term of the bridge loan. There were no origination, prepayment or exit fees paid to HBP in connection with the bridge loan.

Arun Mittal, EVP, commented, "the acquisition financing from HBP was an accommodation to the company with attractive terms that allowed us to move quickly to acquire our first solar
infrastructure property.   With the refinancing, we have
demonstrated the ability to obtain attractive long-term permanent financing for the types of assets Power REIT seeks to acquire."

David Lesser, Chairman & CEO commented, "with this new financing, we expect to earn equity yields in the mid-teens. Management is focused on creating shareholder value including the acquisition of additional assets that are intended to grow cash flow per share. As Power REIT's largest shareholder, I am enthusiastic about the business plan and Power REIT's ability to generate attractive risk adjusted returns for investors."

About Power REIT

Power REIT is a real estate investment trust focused on the acquisition of real estate related to infrastructure assets, with a core focus on renewable energy assets. Power REIT is actively seeking to expand its real estate portfolio within the renewable energy sector and is pursuing investment opportunities within solar, wind, hydroelectric, geothermal, transmission and other infrastructure projects that qualify for REIT ownership. For more information on Power REIT, please visit our website at: http://www.pwreit.com/.


Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "believe," "expect," "will," "anticipate," "intend," "estimate," "would," "should," "project," "plan," "assume" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this press release regarding Power REIT's future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of Power REIT's industries and results that might be obtained by pursuing management's current or future plans and objectives are forward-looking statements. Over time, Power REIT's actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by Power REIT's forward-looking statements, and such differences may be significant and materially adverse to Power REIT's security holders.

All forward-looking statements reflect Power REIT's good-faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, Power REIT disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of factors that could cause Power REIT's future results or financial condition to differ materially from any forward-looking statements, see the sections entitled "Risk Factors" in Power REIT's registration statements and quarterly and annual reports as filed by Power REIT from time to time with the Securities and Exchange Commission.


Investor Relations

Please contact Power REIT for further information or for business opportunities:

Power REIT
301 Winding Road
Old Bethpage, NY 11804
212-750-0373
ir@pwreit.com
http://www.pwreit.com/